Exhibit 4.1

EXECUTION COPY

TIM HORTONS INC.

and

BNY TRUST COMPANY OF CANADA

FIRST (REOPENING) SUPPLEMENTAL TRUST INDENTURE

Dated as of December 1, 2010

Supplementing the Trust Indenture dated as of June 1, 2010, as supplemented by the First

Supplemental Trust Indenture dated as of June 1, 2010,

between Tim Hortons Inc. and BNY Trust Company of Canada

and

providing for the issue of additional

4.20% Senior Unsecured Notes, Series 1, due June 1, 2017

in the aggregate principal amount of Cdn.$100,000,000

TABLE OF CONTENTS

ARTICLE 1

INTERPRETATION

Section 1.1	Definitions	2
Section 1.2	Reopening Supplemental Indenture	2

ARTICLE 2

TERMS OF THE NOTES

Section 2.1	Authorization	2
Section 2.2	Attributes of Series 1 Notes	3
Section 2.3	Creation and Issuance	3
Section 2.4	Incorporation by Reference	3
Section 2.5	Issuance of Notes to Constitute Same Series	3

ARTICLE 3

FORM OF CERTIFICATES

Section 3.1	Form of Global Certificates	3
Section 3.2	Form of Definitive Note Certificate	4

ARTICLE 4

MISCELLANEOUS

Section 4.1	Acceptance of Trust	4
Section 4.2	Confirmation of Base Indenture	4
Section 4.3	Counterparts	4

ADDENDA

SCHEDULE “A”	FORM OF INTERIM GLOBAL NOTE CERTIFICATE
SCHEDULE “B”	FORM OF PERMANENT GLOBAL NOTE CERTIFICATE

(i)

THIS FIRST (REOPENING) SUPPLEMENTAL TRUST INDENTURE dated as of December 1, 2010

BETWEEN:

TIM HORTONS INC., a corporation incorporated under the laws of Canada (the “Issuer”)

- and -

BNY TRUST COMPANY OF CANADA, a trust company existing under the laws of Canada (the “Trustee”)

RECITALS:

A.	The Issuer and the Trustee have entered into a trust indenture dated as of June 1, 2010 (the “Base Indenture”).

B.

Pursuant to Section 2.2 and Section 14.1 of the Base Indenture, the Issuer may issue one or more series of senior unsecured notes containing such terms, provisions and conditions as may be set forth in a Supplemental Indenture pertaining to the notes of such series.

C.

By a supplemental indenture to the Base Indenture (the “First Supplemental Indenture”) between the Issuer and the Trustee dated as of June 1, 2010, a series of senior unsecured notes (the “Series 1 Notes”) was created, on the terms and with the characteristics provided for in the First Supplemental Indenture.

D.

The Issuer wishes to issue additional Series 1 Notes in the aggregate principal amount of Cdn.$100,000,000 and, for that purpose, to enter into this supplemental indenture (the “Reopening Supplemental Indenture”) to the Base Indenture as supplemented by the First Supplemental Indenture (the Base Indenture, as supplemented by the First Supplemental Indenture and the Reopening Supplemental Indenture, the “Trust Indenture”).

E.

This Reopening Supplemental Indenture is entered into for the purpose of providing for the issue of additional 4.20% Senior Unsecured Notes, Series 1, due June 1, 2017, in the aggregate principal amount of Cdn.$100,000,000 pursuant to the Base Indenture, as supplemented by the First Supplemental Indenture, and establishing the terms, provisions and conditions of the Series 1 Notes to be issued under this Reopening Supplemental Indenture.

NOW THEREFORE THIS REOPENING SUPPLEMENTAL INDENTURE WITNESSES and it is hereby covenanted, agreed and declared as follows:

ARTICLE 1

INTERPRETATION

Section 1.1	Definitions

All capitalized terms used and not otherwise defined in this Reopening Supplemental Indenture shall have the meanings ascribed thereto in the Base Indenture, as such meanings may be amended by this Reopening Supplemental Indenture. The interpretation provisions specified in Article 1 of the Base Indenture apply to this Reopening Supplemental Indenture unless otherwise required by the context hereof. When entered into by the parties, this Reopening Supplemental Indenture shall be supplemental to, part of and read together with the Base Indenture, as supplemented by the First Supplemental Indenture, as a single instrument, and all of the provisions of the Base Indenture, as supplemented by this Reopening Supplemental Indenture, shall apply to the Notes (as defined below). In the event of any inconsistency between the terms in the Base Indenture, as supplemented by the First Supplemental Indenture, and this Reopening Supplemental Indenture, the terms in this Reopening Supplemental Indenture shall prevail.

In this Reopening Supplemental Indenture, except as otherwise defined herein or unless the context otherwise requires, the term “Notes” means the 4.20% Senior Unsecured Notes, Series 1, due June 1, 2017 issued under this Reopening Supplemental Indenture and the term “Global Note” means the Interim Global Certificate (as defined below) or the Permanent Global Certificate (as defined below), as the case may be.

Section 1.2	Reopening Supplemental Indenture

The terms “this Reopening Supplemental Indenture”, “this indenture”, “herein”, “hereof”, “hereby”, “hereunder”, and similar expressions, unless the context otherwise specifies or requires, refer to the Base Indenture and the First Supplemental Indenture, as amended and supplemented by this Reopening Supplemental Indenture and not to any particular Article, section, subsection or clause or other portion thereof, and include every instrument supplemental or ancillary to this Reopening Supplemental Indenture. This Reopening Supplemental Indenture is a Supplemental Indenture within the meaning of the Base Indenture. For clarity and avoidance of doubt, the provisions of this Reopening Supplemental Indenture shall only be applicable to the Series 1 Notes in the aggregate principal amount of Cdn.$100,000,000 issued hereunder and shall not be applicable to any other notes hereafter issued.

ARTICLE 2

TERMS OF THE NOTES

Section 2.1	Authorization

Additional Series 1 Notes, in an aggregate principal amount of Cdn.$100,000,000 are authorized for immediate issue, such that the aggregate principal amount of Series 1 Notes authorized for issue under the Trust Indenture as of the date hereof is Cdn. $300,000,000.

Section 2.2	Attributes of Notes

The Notes issued hereby are Series 1 Notes having the terms and attributes provided for in Section 2.3 of the First Supplemental Indenture, save and except that the Original Date of Issue for the Notes shall be December 1, 2010, with interest accruing on the Notes from December 1, 2010.

Section 2.3	Creation and Issuance

Notes in the aggregate principal amount of Cdn.$100,000,000 are hereby created and one or more Global Notes evidencing the Notes may forthwith and from time to time be executed by the Issuer and delivered to the Trustee and shall thereupon be authenticated and delivered by either or both of them in the manner described in the Base Indenture.

Section 2.4	Incorporation by Reference

The defined terms set out in Section 1.3 (Definitions), and the provisions of Section 2.5 (Location of Registers), Section 2.6 (Additional Amounts), Section 2.7 (Trustee, etc.), Section 2.8 (Redemption and Repurchase) and Article 3 (Offer to Repurchase Series 1 Notes) of the First Supplemental Indenture shall apply to the Notes and are incorporated by reference as if set out in full herein, and any reference to “this Supplemental Indenture” or “this First Supplemental Indenture” contained in Section 1.3, Section 2.6 or Article 3 of the First Supplemental Indenture and incorporated by reference herein shall be read as if it read “this Reopening Supplemental Indenture”.

Section 2.5	Issuance of Notes to Constitute Same Series

Notwithstanding that the Original Date of Issue for the Notes shall be December 1, 2010, with interest accruing on the Notes from December 1, 2010, the Series 1 Notes issued hereunder shall constitute and be deemed to be the same Series (as defined in the Base Indenture) as the Series 1 Notes issued on June 1, 2010.

ARTICLE 3

FORM OF NOTES

Section 3.1	Form of Global Notes.

Upon issue, the Notes shall be represented by an interim global note certificate (the “Interim Global Certificate”) substantially in the form attached hereto as Schedule A, with such appropriate deletions, additions, substitutions and variations as the Trustee and the Issuer may approve and shall bear such distinguishing letters and numbers as the Trustee may approve, with such approval in each case to be conclusively deemed to have been given by the Trustee certifying such certificate. The Interim Global Certificate shall be replaced by a permanent global note certificate (the “Permanent Global Certificate”) substantially in the form attached hereto as Schedule B, with such appropriate deletions, additions, substitutions and variations as the Trustee and the Issuer may approve and shall bear such distinguishing letters and numbers as the Trustee may approve, with such approval in each case to be conclusively deemed to have been given by the Trustee certifying such certificate, at such time as both of the following shall have occurred: (a) the delivery to CDS Clearing and Depository Services Inc. of the Permanent Global Certificate

and (b) 9:00 a.m. (Toronto time) on April 2, 2011. The Interim Global Certificate shall expire at the time (the “Replacement Time”) of its replacement by the Permanent Global Certificate in accordance with this section, and the Permanent Global Certificate shall come into force upon such expiry. For the avoidance of doubt and for purposes of Section 4.1 of the Base Indenture, and notwithstanding that the Permanent Global Certificate may be executed by the Issuer and certified and delivered by the Trustee in accordance with an order of the Issuer prior to the Effective Time, the Permanent Global Certificate (i) shall not be effective until the Replacement Time, and (ii) shall not represent an additional issuance of Notes by the Issuer and shall only, on or following the Replacement Time, represent the Notes that were represented by the Interim Global Certificate prior to the Replacement Time.

Section 3.2	Form of Definitive Notes.

In the event that Definitive Notes are issued pursuant to Section 3.4 of the Base Indenture, such Definitive Notes shall be substantially in the form attached as Schedule A hereto (if issued prior to expiry of the Interim Global Certificate), but without the legend that refers to CDS Clearing Depository Services Inc., by the Issuer with respect to applicable legends, or in Schedule B hereto (if issued following expiry of the Interim Global Certificate), but without the legend referring to CDS Clearing Depository Services Inc. If Definitive Notes are issued prior to April 2, 2011, the Issuer shall provide the holders of such certificated securities with notice (in the form and manner required under the Trust Indenture) of their right to obtain replacement certificates for such certificated securities on April 2, 2011 and shall, upon request of any holder of such securities, issue a replacement certificate in the form attached as Schedule B hereto for such Definitive Notes.

ARTICLE 4

MISCELLANEOUS

Section 4.1	Acceptance of Trust

The Trustee accepts the trusts in this Reopening Supplemental Indenture and agrees to carry out and discharge the same upon the terms and conditions set out in this Reopening Supplemental Indenture and in accordance with the Base Indenture.

Section 4.2	Confirmation of Base Indenture

The Base Indenture and the First Supplemental Indenture, as amended and supplemented by this Reopening Supplemental Indenture is in all respects confirmed.

Section 4.3	Counterparts

This Reopening Supplemental Indenture may be executed in several counterparts and delivered by facsimile, each of which so executed shall be deemed to be original and such counterparts together shall constitute one and the same instrument.

[The remainder of this page intentionally left blank.]

IN WITNESS WHEREOF the parties hereto have executed this Reopening Supplemental Indenture under the hands of their proper officers in that behalf.

TIM HORTONS INC.

By:	/s/ CYNTHIA J. DEVINE
Name: Cynthia J. Devine
Title: Chief Financial Officer

By:	/s/ DIANA FIFE
Name: Diana Fife
Title: Treasurer

BNY TRUST COMPANY OF CANADA, as Trustee

By:	/s/ MARCIA REDWAY
Name: Marcia Redway
Title: Authorized Officer

SCHEDULE “A”

FORM OF INTERIM GLOBAL NOTE CERTIFCATE

SERIES 1 (INTERIM) GLOBAL NOTE

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE TRUST INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO TIM HORTONS INC. (THE “ISSUER”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE APRIL 2, 2011.

REGISTERED

TIM HORTONS INC.

4.20% SENIOR UNSECURED NOTES, SERIES 1

(ADDITIONAL ISSUE)

THIS SERIES 1 (INTERIM) GLOBAL NOTE NUMBER 2 EXPIRES AND SHALL BE REPLACED BY THE SERIES 1 (PERMANENT) GLOBAL NOTE NUMBER 3 AT SUCH TIME AS BOTH OF THE FOLLOWING SHALL HAVE OCCURRED (THE “EXPIRY TIME”): A) THE DELIVERY TO CDS OF SERIES 1 (PERMANENT) GLOBAL NOTE NUMBER 3; AND B) 9 O’CLOCK A.M. (TORONTO TIME) ON APRIL 2, 2011. FOLLOWING THE EXPIRY TIME, THIS CERTIFICATE SHALL CEASE TO EVIDENCE THE SERIES 1 NOTES FORMERLY EVIDENCED HEREBY AND SHALL BE OF NO FORCE OR EFFECT, AND SUCH SERIES 1 NOTES SHALL BE EVIDENCED ONLY BY THE SERIES 1 (PERMANENT) GLOBAL NOTE NUMBER 3.

Note No. 2	ISIN No. CA88706MAB96 CUSIP No. 88706MAB9

Principal Amount: $100,000,000 ($100 million dollars)

Currency: Canadian Dollars	Denominations (if other than Cdn. Dollars or Cdn. Dollar denominations of a minimum denomination of Cdn.$1,000 and thereafter in integral multiples of $1,000): N/A

Interest Rate: 4.20% per annum	Original Date of Issue: December 1, 2010

Stated Maturity: June 1, 2017	Interest Payment Date(s): June 1 and December 1 in each year, commencing on June 1, 2011 (the “Initial Interest Payment Date”).

Record Date(s): The tenth Business Day prior to such Interest Payment Date	Payment Currency of Principal, Interest and Premium (if any):

[X] Canadian Dollars [ ] Specified Currency

Day Count Convention: Actual/365 for periods less than six months

Other Provisions: See “Redemption” below	Addendum Attached [ ] Yes [X] No

Redemption:

Under the Trust Indenture (as defined below), the Series 1 Notes may be redeemed in whole or in part, at any time upon not less than 30 days and not more than 60 days notice to the holders of the Series 1 Notes to be redeemed, and upon deposit with the Trustee, on the date fixed for redemption, of the Redemption Price.

“Canada Yield Price” means a price equal to the price of the Series 1 Notes calculated to provide a yield to maturity (calculated from the redemption date), compounded semi-annually and calculated in accordance with generally accepted Canadian financial practice, equal to the Government of Canada Yield calculated at 10:00 a.m. (Toronto time) on the Business Day preceding the day on which the Issuer gives notice of redemption pursuant to Section 5.4 of the Trust Indenture, plus 0.30%;

“Government of Canada Yield” on any date means the yield to maturity on such date, compounded semi-annually and calculated in accordance with generally accepted Canadian financial practice, which a non-callable Government of Canada bond would carry if issued in dollars in Canada, at 100% of its principal amount on such date with a term to maturity equal to, or if no Government of Canada bond having an equal term to maturity exists, as close as possible to, the remaining term to maturity of, in the case of the Series 1 Notes, the Series 1 Notes, such yield to maturity being the average of the yields provided by two Canadian investment dealers specified by the Issuer;

“Redemption Price” means, with respect to a Series 1 Note to be redeemed, the greater of (i) the Canada Yield Price and (ii) par, together in each case, with accrued and unpaid interest, if any, to the date fixed for redemption.

TIM HORTONS INC. (the “Issuer”) for value received hereby promises to pay to the registered holder hereof on the Stated Maturity, or on such earlier date as the Principal Amount may become due in accordance with the provisions of the Trust Indenture (as defined below), on presentation and surrender of this 4.20% Senior Unsecured Note, Series 1 due June 1, 2017 (the “Series 1 Note”) at the principal office of the Trustee (as defined below), the Principal Amount in lawful money of Canada, and to pay interest on the Principal Amount, from time to time outstanding, at the Interest Rate per annum, in like money, semi-annually, in arrears, in equal instalments on the Interest Payment Dates in each year, the first such payment to be payable on the Initial Interest Payment Date and the last such payment to be payable on the date of the Stated Maturity, in an amount equal to $21.00 per $1,000 principal amount, and if the Issuer at any time defaults in the payment of any principal or interest, to pay interest on the amount in default at the same rate, in like money, at the principal office of the Trustee and semi-annually on the same dates.

This Series 1 Note is a single registered Note representing Cdn.$100,000,000 of the 4.20% Senior Unsecured Notes, Series 1 due June 1, 2017 of the Issuer issued under a trust indenture (the “Base Indenture”) dated June 1, 2010 made between the Issuer and BNY Trust Company of Canada (the “Trustee”), as supplemented by a First Supplemental Indenture dated June 1, 2010 (the “First Supplemental Indenture”) made between the Issuer and the Trustee, and as further supplemented by a First (Reopening) Supplemental Indenture dated December 1, 2010 (the “Reopening Indenture”; the Reopening Indenture together with the Base Indenture and the First Supplemental Indenture, the “Trust Indenture”).

Reference is hereby expressly made to the Trust Indenture and all instruments supplemental thereto for a description of the terms and conditions upon which this Series 1 Note is issued and held and the rights and remedies of the holder of this Series 1 Note and of the Issuer and of the Trustee, all of which are incorporated by reference in this Series 1 Note and to all of which the holder of this Series 1 Note, by acceptance hereof, agrees. The provisions of this Series 1 Note are qualified in their entirety by the provisions of the Trust Indenture. A Noteholder may obtain from the Trustee a copy of the Trust Indenture on written request and upon payment of a reasonable copying charge.

Interest payments will be made by the Issuer by electronic funds transfer or wire transfer (or other payment method as agreed by the Issuer and the Trustee) to the Depository or the Nominee on each Interest Payment Date, (except in case of payment at maturity, on redemption, repurchase or pursuant to a Change of Control Offer at which time payment of interest will be made only upon surrender of this Series 1 Note). The forwarding of such payments to the Depository or the Nominee shall satisfy and discharge the liability for interest upon this Series 1 Note to the extent of the sum represented thereby (plus the amount of any tax, assessment or other government charge required by law to be deducted or withheld).

The Series 1 Notes are direct senior unsecured obligations of the Issuer. The Series 1 Notes rank equally and pari passu with each other and with the Notes of every other Series (regardless of their actual dates or terms of issue) and, subject to statutory preferred exceptions, with all other senior unsubordinated and unsecured indebtedness of the Issuer for Borrowed Money, except as to any sinking fund which pertains exclusively to any particular indebtedness of the Issuer.

This Series 1 Note has been unconditionally (except to the extent otherwise provided in the Trust Indenture) and irrevocably guaranteed as to the payment of principal, interest, Premium, if any, in accordance with the terms of the Trust Indenture by certain Guarantor(s). Any guarantee of the Series 1 Note is subject to the provisions of the Trust Indenture, including Article 6 thereof.

At any time and from time to time, the Issuer may purchase all or any of Series 1 Notes (which shall include purchase from or through an investment dealer or other market intermediary or by tender or by private contract), provided that no Event of Default would result from such purchase.

The Issuer is required, subject to the occurrence of a Change of Control Triggering Event and subject to and in accordance with the provisions of the Trust Indenture, unless the Issuer has exercised its optional right to redeem all of the Series 1 Notes, to make an offer to repurchase all or, at the option of the holder of Series 1 Notes, any part (equal to Cdn.$1,000 or an integral multiple thereof) of such holder’s Series 1 Notes, at a purchase price payable in cash equal to 101% of the outstanding principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase.

The Principal Amount may become or be declared due before the Stated Maturity on the conditions, in the manner, with the effect and at the times set forth in the Trust Indenture.

The Base Indenture contains provisions for the holding of meetings of holders of Notes and making resolutions passed at such meetings and instruments in writing signed by the holders of a specified percentage of the notes outstanding binding on all holders of Notes issued by the Issuer pursuant to the Base Indenture, subject to the provisions of the First Supplemental Indenture.

This Series 1 Note may be transferred only upon compliance with the conditions prescribed in the Trust Indenture on one of the Registers kept at the principal offices of the Trustee in Toronto and at such other place or places, if any, and by such other Registrar or Registrars, if any, as the Issuer may designate, by the registered holder hereof or the holder’s legal representative or attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee, and upon compliance with such reasonable requirements as the Trustee or other registrar may prescribe, and such transfer shall be duly noted hereon by the Trustee or other registrar.

This Series 1 Note shall not become obligatory for any purpose until it shall have been certified by the manual signature of the Trustee under the Trust Indenture.

This Series 1 Note and the Trust Indenture are governed by, and are to be construed and enforced with, the laws of the Province of Ontario.

The parties hereto have declared that they have required that this Series 1 Note and all other documents related hereto be in the English language.

Les parties aux présentes ont declaré qu’elles ont exigé que le présent certificat, de meme que tous les documents s’y rapportant, soient redigés en anglais.

All capitalized terms used in this Series 1 Note which are not otherwise defined shall have the meanings ascribed to such terms in the Trust Indenture.

IN WITNESS WHEREOF the Issuer has caused this Series 1 Note to be signed by its Authorized Officers as of the                      day of December, 2010.

TIM HORTONS INC.

Authorized Signatory

Authorized Signatory

TRUSTEE’S CERTIFICATE

This Series 1 Note is a single registered Note representing Cdn.$100,000,000 of the 4.20% Senior Unsecured Notes, Series 1 due June 1, 2017 of the Issuer issued under the Trust Indenture.

BNY TRUST COMPANY OF CANADA, as Trustee

By:

Certifying Officer

(NO WRITING HEREON EXCEPT BY THE TRUSTEE OR OTHER REGISTRAR)

ISIN No. CA88706MAB96

CUSIP No. 88706MAB9

DATE OF REGISTRY	IN WHOSE NAME REGISTERED	SIGNATURE OF TRUSTEE OR OTHER REGISTRAR	OUTSTANDING PRINCIPAL AMOUNT

ASSIGNMENT/TRANSFER FORM

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite assignee’s name and address including postal code)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Issuer with full power of substitution in the premises.

Dated:
Signature of transferring registered holder*

Signature of transferring registered holder guaranteed by:**

Signature of Guarantor

*	NOTICE: The signature of the registered Holder to
this assignment must correspond with the name as
written upon the face of the within instrument in
every particular, without alteration or enlargement or
any change whatsoever.

**	Signature must be guaranteed by an authorized officer
of a Canadian chartered bank or a major Canadian trust
company or by a medallion signature guarantee from a
member of a recognized Medallion Signature Guarantee Program.

SCHEDULE “B”

FORM OF PERMANENT GLOBAL NOTE CERTIFICATE

SERIES 1 (PERMANENT) GLOBAL NOTE

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE TRUST INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO TIM HORTONS INC. (THE “ISSUER”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE APRIL 2, 2011.

REGISTERED

TIM HORTONS INC.

4.20% SENIOR UNSECURED NOTES, SERIES 1

(ADDITIONAL ISSUE)

THIS SERIES 1 (PERMANENT) GLOBAL NOTE NUMBER 3 BECOMES EFFECTIVE AND REPLACES THE SERIES 1 (INTERIM) GLOBAL NOTE NUMBER 2 AT SUCH TIME AS BOTH OF THE FOLLOWING SHALL HAVE OCCURRED (THE “EFFECTIVE TIME”): A) THE DELIVERY TO CDS OF THIS SERIES 1 (PERMANENT) GLOBAL NOTE NUMBER 3; AND B) 9 O’CLOCK A.M. (TORONTO TIME) ON APRIL 2, 2011 AND THIS CERTIFICATE IS OF NO FORCE OR EFFECT PRIOR TO THE EFFECTIVE TIME. FOLLOWING THE EFFECTIVE TIME, THE SERIES 1 (INTERIM) GLOBAL NOTE NUMBER 2 SHALL CEASE TO EVIDENCE THE SERIES 1 NOTES EVIDENCED HEREBY AND SHALL BE OF NO FORCE OR EFFECT.

Note No. 3	ISIN No. CA88706MAA14 CUSIP No. 88706MAA1

Principal Amount: $100,000,000 ($100 million dollars)

Currency: Canadian Dollars	Denominations (if other than Cdn. Dollars or Cdn. Dollar denominations of a minimum denomination of Cdn.$1,000 and thereafter in integral multiples of $1,000): N/A

Interest Rate: 4.20% per annum	Original Date of Issue: December 1, 2010

Stated Maturity: June 1, 2017	Interest Payment Date(s): June 1 and December 1 in each year, commencing on June 1, 2011 (the “Initial Interest Payment Date”).

Record Date(s): The tenth Business Day prior to such Interest Payment Date	Payment Currency of Principal, Interest and Premium (if any):

[x] Canadian Dollars [ ] Specified Currency

Day Count Convention: Actual/365 for periods less than six months

Other Provisions: See “Redemption” below	Addendum Attached [ ] Yes [x] No

Redemption:

Under the Trust Indenture (as defined below), the Series 1 Notes may be redeemed in whole or in part, at any time upon not less than 30 days and not more than 60 days notice to the holders of the Series 1 Notes to be redeemed, and upon deposit with the Trustee, on the date fixed for redemption, of the Redemption Price.

“Canada Yield Price” means a price equal to the price of the Series 1 Notes calculated to provide a yield to maturity (calculated from the redemption date), compounded semi-annually and calculated in accordance with generally accepted Canadian financial practice, equal to the Government of Canada Yield calculated at 10:00 a.m. (Toronto time) on the Business Day preceding the day on which the Issuer gives notice of redemption pursuant to Section 5.4 of the Trust Indenture, plus 0.30%;

“Government of Canada Yield” on any date means the yield to maturity on such date, compounded semi-annually and calculated in accordance with generally accepted Canadian financial practice, which a non-callable Government of Canada bond would carry if issued in dollars in Canada, at 100% of its principal amount on such date with a term to maturity equal to, or if no Government of Canada bond having an equal term to maturity exists, as close as possible to, the remaining term to maturity of, in the case of the Series 1 Notes, the Series 1 Notes, such yield to maturity being the average of the yields provided by two Canadian investment dealers specified by the Issuer;

“Redemption Price” means, with respect to a Series 1 Note to be redeemed, the greater of (i) the Canada Yield Price and (ii) par, together in each case, with accrued and unpaid interest, if any, to the date fixed for redemption.

TIM HORTONS INC. (the “Issuer”) for value received hereby promises to pay to the registered holder hereof on the Stated Maturity, or on such earlier date as the Principal Amount may become due in accordance with the provisions of the Trust Indenture (as defined below), on presentation and surrender of this 4.20% Senior Unsecured Note, Series 1 due June 1, 2017 (the “Series 1 Note”) at the principal office of the Trustee (as defined below), the Principal Amount in lawful money of Canada, and to pay interest on the Principal Amount, from time to time outstanding, at the Interest Rate per annum, in like money, semi-annually, in arrears, in equal instalments on the Interest Payment Dates in each year, the first such payment to be payable on the Initial Interest Payment Date and the last such payment to be payable on the date of the Stated Maturity, in an amount equal to $21.00 per $1,000 principal amount, and if the Issuer at any time defaults in the payment of any principal or interest, to pay interest on the amount in default at the same rate, in like money, at the principal office of the Trustee and semi-annually on the same dates.

This Series 1 Note is a single registered Note representing Cdn.$100,000,000 of the 4.20% Senior Unsecured Notes, Series 1 due June 1, 2017 of the Issuer issued under a trust indenture (the “Base Indenture”) dated June 1, 2010 made between the Issuer and BNY Trust Company of Canada (the “Trustee”), as supplemented by a First Supplemental Indenture dated June 1, 2010 (the “First Supplemental Indenture”) made between the Issuer and the Trustee, and as further supplemented by a First (Reopening) Supplemental Indenture dated December 1, 2010 (the “Reopening Indenture”; the Reopening Indenture together with the Base Indenture and the First Supplemental Indenture, the “Trust Indenture”).

Reference is hereby expressly made to the Trust Indenture and all instruments supplemental thereto for a description of the terms and conditions upon which this Series 1 Note is issued and held and the rights and remedies of the holder of this Series 1 Note and of the Issuer and of the Trustee, all of which are incorporated by reference in this Series 1 Note and to all of which the holder of this Series 1 Note, by acceptance hereof, agrees. The provisions of this Series 1 Note are qualified in their entirety by the provisions of the Trust Indenture. A Noteholder may obtain from the Trustee a copy of the Trust Indenture on written request and upon payment of a reasonable copying charge.

Interest payments will be made by the Issuer by electronic funds transfer or wire transfer (or other payment method as agreed by the Issuer and the Trustee) to the Depository or the Nominee on each Interest Payment Date, (except in case of payment at maturity, on redemption, repurchase or pursuant to a Change of Control Offer at which time payment of interest will be made only upon surrender of this Series 1 Note). The forwarding of such payments to the Depository or the Nominee shall satisfy and discharge the liability for interest upon this Series 1 Note to the extent of the sum represented thereby (plus the amount of any tax, assessment or other government charge required by law to be deducted or withheld).

The Series 1 Notes are direct senior unsecured obligations of the Issuer. The Series 1 Notes rank equally and pari passu with each other and with the Notes of every other Series (regardless of their actual dates or terms of issue) and, subject to statutory preferred exceptions, with all other senior unsubordinated and unsecured indebtedness of the Issuer for Borrowed Money, except as to any sinking fund which pertains exclusively to any particular indebtedness of the Issuer.

This Series 1 Note has been unconditionally (except to the extent otherwise provided in the Trust Indenture) and irrevocably guaranteed as to the payment of principal, interest, Premium, if any, in accordance with the terms of the Trust Indenture by certain Guarantor(s). Any guarantee of the Series 1 Note is subject to the provisions of the Trust Indenture, including Article 6 thereof.

At any time and from time to time, the Issuer may purchase all or any of Series 1 Notes (which shall include purchase from or through an investment dealer or other market intermediary or by tender or by private contract), provided that no Event of Default would result from such purchase.

The Issuer is required, subject to the occurrence of a Change of Control Triggering Event and subject to and in accordance with the provisions of the Trust Indenture, unless the Issuer has exercised its optional right to redeem all of the Series 1 Notes, to make an offer to repurchase all or, at the option of the holder of Series 1 Notes, any part (equal to Cdn.$1,000 or an integral multiple thereof) of such holder’s Series 1 Notes, at a purchase price payable in cash equal to 101% of the outstanding principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase.

The Principal Amount may become or be declared due before the Stated Maturity on the conditions, in the manner, with the effect and at the times set forth in the Trust Indenture.

The Base Indenture contains provisions for the holding of meetings of holders of Notes and making resolutions passed at such meetings and instruments in writing signed by the holders of a specified percentage of the notes outstanding binding on all holders of Notes issued by the Issuer pursuant to the Base Indenture, subject to the provisions of the First Supplemental Indenture.

This Series 1 Note may be transferred only upon compliance with the conditions prescribed in the Trust Indenture on one of the Registers kept at the principal offices of the Trustee in Toronto and at such other place or places, if any, and by such other Registrar or Registrars, if any, as the Issuer may designate, by the registered holder hereof or the holder’s legal representative or attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee, and upon compliance with such reasonable requirements as the Trustee or other registrar may prescribe, and such transfer shall be duly noted hereon by the Trustee or other registrar.

This Series 1 Note shall not become obligatory for any purpose until it shall have been certified by the manual signature of the Trustee under the Trust Indenture.

This Series 1 Note and the Trust Indenture are governed by, and are to be construed and enforced with, the laws of the Province of Ontario.

The parties hereto have declared that they have required that this Series 1 Note and all other documents related hereto be in the English language.

Les parties aux présentes ont declaré qu’elles ont exigé que le présent certificat, de meme que tous les documents s’y rapportant, soient redigés en anglais.

All capitalized terms used in this Series 1 Note which are not otherwise defined shall have the meanings ascribed to such terms in the Trust Indenture.

IN WITNESS WHEREOF the Issuer has caused this Series 1 Note to be signed by its Authorized Officers as of the                      day of December, 2010.

TIM HORTONS INC.

Authorized Signatory

Authorized Signatory

TRUSTEE’S CERTIFICATE

This Series 1 Note is a single registered Note representing Cdn.$100,000,000 of the 4.20% Senior Unsecured Notes, Series 1 due June 1, 2017 of the Issuer issued under the Trust Indenture.

BNY TRUST COMPANY OF CANADA, as Trustee

By:
Certifying Officer

(NO WRITING HEREON EXCEPT BY THE TRUSTEE OR OTHER REGISTRAR)

ISIN No. CA88706MAA14

CUSIP No. 88706MAA1

DATE OF REGISTRY	IN WHOSE NAME REGISTERED	SIGNATURE OF TRUSTEE OR OTHER REGISTRAR	OUTSTANDING PRINCIPAL AMOUNT

ASSIGNMENT/TRANSFER FORM

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite assignee’s name and address including postal code)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Issuer with full power of substitution in the premises.

Dated:
Signature of transferring registered holder*

Signature of transferring registered holder guaranteed by:**

Signature of Guarantor

*	NOTICE: The signature of the registered Holder to
this assignment must correspond with the name as
written upon the face of the within instrument in
every particular, without alteration or enlargement or
any change whatsoever.

**	Signature must be guaranteed by an authorized officer
of a Canadian chartered bank or a major Canadian trust
company or by a medallion signature guarantee from a
member of a recognized Medallion Signature Guarantee Program.